                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder in the PENSECO FINANCIAL SERVICES CORPORATION (the "Company"), do hereby nominate, constitute and appoint CAROL GEMMELL, RICHARD C. KUNKLE AND AVERANDA MECCA and each of them (with full power to act without the others) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the stock of the said PENSECO FINANCIAL SERVICES CORPORATION, standing in my name on the books of the said Company on March 2, 2001, at the annual meeting of the shareholders thereof to be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania on Tuesday, May 1, 2001, at 2:00 P.M. or at any adjournment or adjournments thereof, hereby revoking all proxies by me heretofore made, with all the powers the undersigned would possess if personally present at said meeting as follows:

     1. ELECTION OF DIRECTORS: For the election of three (3) Directors of the Class of 2005, listed in the proxy statement dated March 16, 2001 accompanying the notice of the said meeting, as Directors of the Company to serve for four
(4) years and until their successors are elected.

FOR ALL NOMINEE(S) listed                             WITHHOLD AUTHORITY
  below (except as marked to the                        to vote for all nominees
  contrary below). | |                                     listed below. | |


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark the box next to the nominee's name below.)


Class of 2005

 _                           _                             _
|_| Richard E. Grimm        |_| James B. Nicholas         |_| Sandra C. Phillips

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH INSTRUCTIONS OF MANAGEMENT ON OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

     IN WITNESS WHEREOF, I have hereunto set my hand this _________________day of ________________________, 2001.

                            ___________________________________________SIGNATURE

                            ___________________________________________SIGNATURE

         (Execute proxy and return in stamped envelope for this purpose)

                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 2001
                            -------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that pursuant to its By-Laws and call of its Directors, the regular meeting of shareholders of the PENSECO FINANCIAL SERVICES CORPORATION will be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania, on Tuesday, May 1, 2001, at 2:00 P.M. for the purpose of considering and acting upon the following matters:

     1.   Electing  three (3)  Directors  of the Class of 2005 to serve for four
          (4) years and until their successors are elected.

     2. Whatever other business may be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 2, 2001 shall be entitled to vote at the meeting. If you do not expect to be personally present, please sign the enclosed proxy, be sure to date the same, and return at your earliest convenience in the enclosed, stamped envelope.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       P. FRANK KOZIK

                       Secretary

March 16, 2001

                     PENSECO FINANCIAL SERVICES CORPORATION
            150 North Washington Avenue, Scranton, Pennsylvania 18503

PROXY STATEMENT MAILED MARCH 16, 2001 FOR THE ANNUAL MEETING TO BE HELD TUESDAY, MAY 1, 2001, AT 2:00 P.M. AT THE CENTRAL CITY OFFICE OF PENN SECURITY BANK AND TRUST COMPANY LOCATED AT 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA.

                                  INTRODUCTION

     Penn Security Bank and Trust Company (hereinafter, the "Bank") is a wholly-owned subsidiary of Penseco Financial Services Corporation (hereinafter, the "Company"). This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of the Company, contains certain information relating to the Bank which will be identified where appropriate.

                              REVOCABILITY OF PROXY

     Any person giving the proxy herein solicited may revoke it at any time prior to its being voted at the annual meeting by submitting a later dated proxy, or by contacting the Secretary, P. Frank Kozik, in writing prior to the meeting indicating the shareholder's intention to revoke the proxy. Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person.

                         PERSON MAKING THE SOLICITATION

     The solicitation is made by order of the Board of Directors of the Company, the cost of which will be borne by the Company. Solicitation is being made primarily by use of the mail, but the management may solicit proxies by telephone or personal interview.

                  VOTING SECURITIES & PRINCIPAL HOLDERS THEREOF

     The number of shares of common stock outstanding and entitled to vote at the annual shareholders' meeting is 2,148,000 as of this date. Only those shareholders of record at the close of business on March 2, 2001 shall be entitled to vote. The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares and entitled to vote is necessary to constitute a quorum at the annual shareholders' meeting.

     In the election of Directors, each shareholder has cumulative voting rights and is entitled to cast in the aggregate as many votes as the number of shares owned, multiplied by the number of Directors to be elected and to cast such votes for one candidate or to distribute such votes among two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected. The proxy permits a shareholder to vote for or withhold his vote from the election of Directors. The proxyholders named on the Proxy will vote for the Board's nominees unless the shareholder has withheld his vote from some or all of the nominees. Such proxyholders may exercise discretionary authority to cumulate votes in the election of Directors by distributing the votes they are authorized to cast among the Board's nominees in order to elect the largest possible number of them (in the event there is a nominee or nominees other than the Board's nominees), and, to the extent possible, in order to cast the same number of votes for each Board nominee. On other matters, each share of stock entitles the owner thereof to one vote. Abstentions and broker non-votes are not included as votes cast.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its executive officers and persons who own more than ten percent of a registered class of the Company's common stock (currently there are no such persons), to file reports of ownership and changes in ownership with respect to shares of the Company's common stock beneficially owned by them with the Securities and Exchange Commission and to furnish the Company with copies of all forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal 2000 all required reports were filed on a timely basis.

     The following table sets forth, as of March 2, 2001, the amount and percentage of the common stock of the Company beneficially owned by each Director and all Principal Officers and Directors of the Company as a group. No shareholder owns 5% or more of the Company's stock.

Name of Individual                          Amount and Nature         Percent of
or Identity of Group                    of Beneficial Ownership(1)       Class
--------------------                    --------------------------    ----------

Edwin J. Butler.................................  21,404(2)               .996%
Richard E. Grimm................................   3,881(3)               .181%
Russell C. Hazelton.............................  14,876(4)               .692%
D. William Hume.................................   3,531(5)               .164%
James G. Keisling...............................  18,452(6)               .859%
P. Frank Kozik.................................   17,616(7)               .820%
Robert W. Naismith..............................  22,452(8)              1.045%
James B. Nicholas...............................   5,368(9)               .259%
Emily S. Perry..................................   2,200(10)              .102%
Sandra C. Phillips..............................  72,000(11)             3.352%
Otto P. Robinson, Jr............................  86,864(12)             4.044%
Steven L. Weinberger............................     600                  .028%
All Directors and Principal Officers
  as a group (25 in group) ..................... 289,635                13.484%


(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 2, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) This total includes 3,039 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(3) This total includes 780 shares owned jointly by Mr. Grimm and his wife and includes 3,097 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.

(4) This total includes 8,724 shares owned jointly by Mr. Hazelton and his wife, 800 shares owned by Mr. Hazelton's wife, and 960 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(5) This total includes 420 shares owned jointly by Mr. Hume and his wife and includes 3,071 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(6) This total includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling's wife, 4,744 shares in a self-directed IRA and 9,608 shares in a custodial account, both in Penn Security Bank's Trust Department.

(7) This total includes 15,996 shares owned jointly by Mr. Kozik and his wife and 1,500 shares owned by Scranton Craftsmen, Inc. Profit Sharing Plan, for which Mr. Kozik is Trustee.

(8) This total includes 13,500 shares owned jointly by Dr. Naismith and his wife and 8,952 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(9) This total includes 658 shares owned by Mr. Nicholas' wife and daughter, 800 shares in a self-directed IRA in Penn Security Bank's Trust Department, 100 shares in a self-directed Roth IRA in Penn Security Bank's Trust Department and 1,600 shares owned by D. G. Nicholas Profit Sharing Plan, for which Mr. Nicholas is Trustee.

(10) This total includes 1,780 shares owned jointly by Mrs. Perry, her husband and her children.

(11) These shares are held by Penn Security Bank's Trust Department.

(12) This total includes 9,456 shares owned jointly by Mr. Robinson and his wife, 24,712 shares owned by Mr. Robinson's wife and children and 6,221 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Robinson has a vested interest.

                              ELECTION OF DIRECTORS

Introduction

     Pursuant to Article III of the Company's By-Laws, the Board of Directors shall consist of not fewer than five (5) or more than fifteen (15) members, with four (4) classes of Directors, each class being as nearly equal in number as possible.

     Three (3) Directors of the Class of 2005 are to be elected at the Annual Meeting. Each Director of the Class of 2005 will serve for a term of four
(4) years and until his successor is elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the three (3) nominees named below. Other nominations may be submitted in accordance with
Article II of the Company's By-Laws, which provides that any person intending to nominate at the annual meeting a candidate or candidates for the Board of Directors other than those nominated by management must notify the Company by certified mail, return receipt requested, which notice the Company must be in receipt of at least forty-five (45) days before said meeting, of his intent to do so giving the name(s) and address(es) of the person(s) he intends to nominate. Any solicitation by or on behalf of such candidate is subject to Federal Securities Laws and must comply therewith. The judge or judges of election shall not count any votes solicited by or on behalf of any such candidate in violation of the Federal Securities Laws or for any such candidate nominated without prior notice thereof having been received by the Company as required above.

Nominees

     The names of the nominees for Directors of the Class of 2005, and the Directors in the Classes of 2002, 2003 and 2004 who will continue in office after the Annual Meeting and until the expiration of their respective terms, together with certain information regarding them, are as follows:

                              NOMINEES FOR DIRECTOR

                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire*
----                   ---               -------------------                              -----    -------

Class of 2005
-------------

Richard E. Grimm       52   Executive Vice-President and Treasurer.  Mr. Grimm            1994      2005
                            has served the Bank as Executive Vice-President
                            and Cashier since 1994.

James B. Nicholas      49   Mr. Nicholas is President of D.G. Nicholas Co.,               1981      2005
                            Scranton, PA, a wholesale Auto Parts Company.

Sandra C. Phillips     58   Mrs. Phillips has served on the Bank's Abington               1994      2005
                            Advisory Board since 1984.  She is active in
                            various community associations and organizations.


     It is the intent of the persons named in the proxy to vote for the nominees listed in the above schedule. Management is not aware of any nominees unavailable for election. In the event, however, that vacancies occur, such shares may be voted for substitute nominees, if any, designated by management.

                         DIRECTORS TO CONTINUE IN OFFICE


                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire
----                   ---               -------------------                              -----    ------

Class of 2002
-------------

D. William Hume        74   Mr. Hume retired in January, 1999 and was Senior              1991      2002
                            Vice-President and Assistant Secretary of the Bank at
                            that time.  Previously, Mr. Hume served the Bank as
                            Executive Vice-President and Cashier.

*If elected at the Annual Meeting


                                                                                                    Term
                                         Principal Occupation                           Director    Will
Name                   Age               for Past Five Years                              Since    Expire
----                   ---               -------------------                              -----    ------

Class of 2002 (Con't)
---------------------

James G. Keisling      52   Mr. Keisling is CEO of Compression Polymers Corp.             1984      2002
                            and Vycom Corp., manufacturers of plastic sheet products.

Otto P. Robinson, Jr.  62   President, CEO and General Counsel.  Mr. Robinson
                            is a practicing attorney.  Mr. Robinson has since his         1967      2002
                            election as President in 1975, been devoting most
                            of his time to banking matters.

Class of 2003

Edwin J. Butler        74   Mr. Butler retired in September, 1991 and was                 1977      2003
                            Executive Vice-President and Cashier of the Bank.

P. Frank Kozik         61   Secretary (non-active officer).  Mr. Kozik is President
                            of Scranton Craftsmen, Inc., Throop, PA, a corporation        1981      2003
                            dealing in ornamental and miscellaneous iron and
                            pre-cast concrete products.

Steven L. Weinberger   53   Mr. Weinberger is Vice-President of G. Weinberger             1999      2003
                            Company, Old Forge, PA, a mechanical contractor special-
                            izing in commercial and industrial construction.

Class of 2004

Russell C. Hazelton    66   Mr. Hazelton is a retired Captain for Trans World Airlines.   1977      2004

Robert W. Naismith,    56   Dr. Naismith is Chairman and Chief Executive Officer          1988      2004
Ph.D.                       of eMedsecurities, Inc.   Dr. Naismith formerly was
                            Managing Director of Healthcare at BlueStone Capital
                            Partners, New York City.

Emily S. Perry         60   Mrs. Perry is a retired Insurance Account Executive and       1983      2004
                            a community volunteer.


              BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

     The Company has a standing Audit Committee of the Board consisting of Directors Edwin J. Butler, Russell C. Hazelton, James G. Keisling and P. Frank Kozik, none of whom are operating officers of the Company. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter, which sets forth the duties and responsibilities of the Audit Committee, is attached to this proxy statement as Appendix A. The Board of Directors of the Company has determined that all members of the Audit Committee are "independent directors", as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers, Inc. Meetings of the Audit Committee are held approximately once each quarter to discuss the quarterly reports of the Company's Internal Auditor and management's response thereto and report to the Board thereon. In addition, at one of the meetings, the Audit Committee meets with the Company's independent external audit firm to discuss the results of the annual CPA audit. Last year there were five meetings of the Audit Committee.

     The Company has a standing Compensation Committee of the Board consisting of Directors Edwin J. Butler, P. Frank Kozik, Robert W. Naismith, Emily S. Perry and Otto P. Robinson, Jr. The committee recommends to the Board of Directors the compensation to be paid to the Executive Officers of the Company as well as general guidelines for compensation of the employees of the Bank. Two meetings of the committee were held in 2000.

     The Company does not have a standing Nominating Committee of the Board.

     The Board of Directors met 28 times in 2000. With the exception of James G. Keisling and Robert W. Naismith, all Directors attended at least 75% of the total of the Board of Directors meetings and the committee meetings of which they were members.

     During 2000, Directors received an annual retainer of $6,000.00 plus $500.00 for each Board meeting attended and $200.00 for each committee meeting attended. Directors who are operating officers of the Company do not receive fees for committee meetings attended

                             EXECUTIVE COMPENSATION

     The following table sets forth, for fiscal years 1998 through 2000, the total compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and to each of the Company's most highly compensated executive officers who received compensation in excess of $100,000.00 for the fiscal year ended December 31, 2000:

                             Annual Compensation (1)
                             -----------------------

Name and                                                            All Other
Principal Position           Year     Salary ($)      Bonus($)   Compensation($)
------------------           ----     ----------      --------   ---------------

Otto P. Robinson, Jr.        2000     215,376.93      9,979.00     14,047.00 (2)
President, CEO &             1999     213,405.95     10,386.00     23,433.21 (3)
General Counsel              1998     205,305.68         --        20,221.85 (4)

Richard E. Grimm             2000     120,325.49      9,013.00      2,599.30 (5)
Executive Vice-President     1999     115,070.49      9,112.00      2,098.84 (5)
  & Treasurer                1998     111,129.35      8,678.00        457.66 (6)

Peter F. Moylan              2000     119,458.13     10,005.00      2,601.80 (5)
Executive Vice-President     1999     101,531.62      8,992.00      1,867.99 (5)
   & Trust Officer

(1) Other annual compensation received by Mr. Robinson consisted of the use of a Bank owned automobile. For each fiscal year disclosed, the aggregate amount of this perquisite received by Mr. Robinson was less than 10% of his salary and bonus and is, therefore, not reportable.

(2) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $3,215.00 which may be used to purchase shares of the Company's stock and $10,832.00 for Supplemental Benefit Plan described on page 8.

(3) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $2,704.21 which may be used to purchase shares of the Company's stock and $20,729.00 for Supplemental Benefit Plan described on page 8.

(4) "All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan of $616.85 and $19,605.00 for Supplemental Beneift Plan described on page 8.

(5) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan which may be used to purchase shares of the Company's stock.

(6)"All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers, including the Chief Executive Officer. The compensation program for the Company's executive officers consists of a base salary, annual cash bonus, and other perquisites. In 2000, Otto P. Robinson, Jr., the President and Chief Executive Officer, was the only executive officer to receive a perquisite, which was the use of a Bank owned automobile.

     The Committee determines executive base salaries by level of responsibility, individual performances and, to a lesser degree, Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual performances for the year and available information on salaries at other financial institutions of similar size, the Chief Executive Officer makes recommendations to the Committee concerning the base salaries of other executive officers. Using the same review process, the Committee makes recommendations to the Board regarding the Chief Executive Officer.

     Annual cash bonuses are intended to focus the efforts of executive officers on the attainment of specific annual performance goals which will promote the overall success of the Company. The Chief Executive Officer evaluates other executive officers in their achievement of specific goals and makes recommendations to the Committee regarding bonuses to be awarded.The Committee recommends to the Board the annual bonus for the Chief Executive Officer based to a large degree upon the financial performance of the Company using such financial measures as earnings per share, return on average assets and return on average equity. Mr. Robinson's cash bonus for 2000 resulted from the Company's favorable performance measures of $2.21 earnings per share, 1.06% return on average assets and 9.96% return on average equity. The President and Chief Executive Officer did not participate in the decision by the Board of Directors relating to his base salary and annual cash bonus.

                                            MEMBERS OF THE COMMITTEE
                                            Robert W. Naismith, Ph.D., Chairman
                                            Edwin J. Butler
                                            P. Frank Kozik
                                            Emily S. Perry
                                            Otto P. Robinson, Jr.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Company employed Otto P. Robinson, Jr. as its President and Chief Executive Officer. Mr. Edwin J. Butler is a retired officer of the Bank. Mr. Robinson abstained from all voting regarding his own compensation.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2000 and has discussed the audited financial statements with management. The Audit Committee has also discussed with McGrail, Merkel, Quinn and Associates, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). In addition, the Audit Committee has received the written disclosures and the letter from McGrail, Merkel, Quinn and Associates required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor's independence), and has discussed with McGrail, Merkel, Quinn and Associates the independent accountants' independence. Based upon these actions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                 Respectfully submitted,

                                                 MEMBERS OF THE AUDIT COMMITTEE
                                                 Edwin J. Butler, Chairman
                                                 Russell C. Hazelton
                                                 James G. Keisling
                                                 P. Frank Kozik


                             EMPLOYEE BENEFIT PLANS

     Principal officers of the Bank participate in the Bank's employee benefit programs on the same basis as all other employees and only receive the same benefits as all other employees.

     Penn Security Bank and Trust Company maintains a qualified defined benefit retirement (Pension) plan for its employees and officers. Directors who are non-active officers are not included in the plan. In 2000, the Bank did not contribute to the plan. Under the funding method employed for this plan, the amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated for the plan.

     Remuneration for pension benefit purposes includes all earnings reportable as IRS Form W-2 wages for Federal income tax withholding purposes. Final Average Compensation means the average compensation paid to an employee during the five consecutive calendar years out of the final ten years of service which produces the highest average.

         Estimated Annual Retirement Benefit at Age 65.

                                                               Years of Service

Average Annual
   Earnings               10 yrs.         20 yrs.        30 yrs.        40 yrs.
-------------             -------         -------        -------        -------
$  25,000.00           $  2,500.00    $  5,000.00    $  7,500.00    $ 10,000.00
   50,000.00              5,745.00      11,490.00      17,235.00      22,980.00
   75,000.00              9,495.00      18,990.00      28,485.00      37,980.00
  100,000.00             13,245.00      26,490.00      39,735.00      52,980.00
  125,000.00             16,995.00      33,990.00      50,985.00      67,980.00
  150,000.00             20,745.00      41,490.00      62,235.00      82,980.00
  160,000.00 & over      23,745.00      47,490.00      71,235.00      94,980.00

     The above table of estimated annual retirement benefits is representative of an employee currently age 65 whose salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life. The benefits payable under the plan are subject to the maximum benefit limitations of Section 401 (a)(17) of the Internal Revenue Code. Benefits based on normal retirement at age 65 provided for an annual pension equal to 1% of his Final Average Compensation up to his Covered Compensation, plus 1 1/2% of his Final Average Compensation in excess of his Covered Compensation per year of Credited Service, not beyond his normal retirement date, with partial credit for fractional years. Covered Compensation is determined in accordance with the Social Security Act as in effect at the time of the employee's final termination of employment. Covered Compensation is the average annual wage covered under the Social Security Act throughout the employee's working lifetime. In accordance with the Social Security Act, maximum Covered Compensation for the year 2000 was $35,100.00.

     The years of creditable service as of December 31, 2000 for Messrs. Robinson, Grimm and Moylan were 25, 21 and 1, respectively.

     Supplemental Benefit Plan Agreement. Penn Security Bank and Trust Company has entered into a Supplemental Benefit Plan Agreement (the "Plan") dated December 28, 1995 with a retroactive effective date of January 1, 1994, with Mr. Robinson. The purpose of the Supplemental Benefit is to grant additional benefits in excess of those accrued in the pension plan due to the limit on compensation contained in Section 401 (a)(17) of the Code. The Plan is intended to be an unfunded excess benefit plan under Section (3)(36) of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides that if Mr. Robinson retires from employment with Penn Security Bank and Trust Company at his Normal Retirement Date, he shall be entitled to receive a benefit equal to
(a) the benefit which would have accrued under the provision of the Pension Plan, if such Pension Plan were administered without regard to the limitations under Code Section 401 (a)(17), less, (b) the amount of the Normal Retirement Benefit which he is entitled to receive under the Pension Plan. If he retired from employment at his Early Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan computed in accordance with Section 3.1 to his Early Retirement Date, Retirement Date less (b) the amount of his Early Retirement Benefit which he would be entitled to receive under the Plan. If Early Retirement Benefits commence prior to his Normal Retirement Date, the benefits payable under the Plan and the Pension Plan shall be actuarially reduced for such early commencement to the extent provided under the terms of the Pension Plan. If retirement is after his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan, computed in accordance with Section 3.1 to his Deferred Retirement Date, less, (b) the amount of Deferred Retirement Benefit which he is entitled to receive under the Pension Plan. In no event will Mr. Robinson be entitled to receive total benefits from the Plan and the Pension Plan in excess of the benefit he would have received from the Pension Plan if the limitations under Code Section 401 (a)(17) were not applicable to the Pension Plan. If Mr. Robinson terminates employment with Penn Security Bank and Trust Company for any reason, the Accrued Benefit at the date of termination shall be valued and payable in an aggregate amount equal to his accrued benefit. Any such payments will be paid from the Bank's general assets. If a Change of Control of Penn Security Bank and Trust Company occurs, Mr. Robinson's accrued benefit shall be valued and payable in accordance with the provisions stated above. "Change of Control" shall occur when any person other than the Bank obtains ownership or voting power with respect to greater than 50 percent of the aggregate value or voting power, as applicable, of the Employer's capital stock.

     The Bank's Retirement Profit Sharing Plan includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into a fund and each employee is credited with a share in proportion to his annual compensation. Upon retirement or death or termination or disability, each employee is paid the total amount of his credits in the fund in one of a number of optional ways. In 2000, the Bank did not contribute to the Retirement Profit Sharing Plan.

     The Bank's Employee Stock Ownership Plan (ESOP), includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into the ESOP and each employee is credited with a share in proportion to his annual compensation. All contributions to the ESOP are invested in or will be invested primarily in Penseco Financial Services Corporation stock. In 2000, the Bank contributed $110,000.00 to the ESOP. Distribution of a participant's stock account occurs upon retirement or death or disability or termination of employment.

               TRANSACTIONS WITH DIRECTORS AND PRINCIPAL OFFICERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with Directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risks of collectability or present other unfavorable features. These persons and firms were indebted to the Bank for loans totaling $5,804,219.13 and $5,137,800.58 at February 1, 2001 and 2000, respectively. Such loans had a maximum unpaid balance in the aggregate of $6,616,212.57 and $5,830,166.16 during the years ended December 31, 2000 and 1999, respectively.

     In this Proxy Statement, the term "officer" means the President, Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, Treasurer, Secretary, Controller and Manager, Data Processing.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its common stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the investment period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1995 is compared to the cumulative total return of the S & P 500 Index ("S & P 500") and the S & P Major Regional Bank Index ("S & P Banks"), along with the SNL Securities Northeast Quadrant Pink Sheet Banks Index ("Pink Banks"), which more closely reflects the Company's peer group. The yearly points marked on the horizontal axis of the graph correspond to December 31st of that year.


                     CUMULATIVE TOTAL RETURN FOR FIVE YEARS

                        1995      1996      1997      1998      1999      2000
PSB&T ..............  100.00    101.61    128.17    185.16    120.86     94.19
S&P 500 ............  100.00    122.69    160.08    202.24    241.26    216.90
S&P BANKS ..........  100.00    137.31    193.69    201.88    171.05    195.50
PINK BANKS .........  100.00    120.88    170.71    205.85    169.20    147.13

                                    AUDITORS

     The Board of Directors has selected McGrail, Merkel, Quinn and Associates, Certified Public Accountants, to conduct an independent audit of the financial statements of the Company for the year 2000, and it is expected they will be selected for the year 2001. Representatives of the firm are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Mr. Robert
P. Heim was re-elected by the Board of Directors this year to the position of Director of Internal Audit. Mr. Heim will be present at the annual meeting to respond to any appropriate questions.

     McGrail, Merkel, Quinn and Associates billed the Company and its affiliates aggregate fees of $45,000.00 for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for 2000. They did not perform any financial information systems design or implementation services for the Company in 2000. The aggregate fees for all other services to the Company for 2000 totaled $20,000.00. The Audit Committee has considered whether the services provided by McGrail, Merkel, Quinn and Associates covered by the fees other than the audit fees, are compatible with maintaining McGrail, Merkel, Quinn and Associates' independence and believes that they are compatible.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any shareholder proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of shareholders must be received at the Company's Executive Offices, 150 North Washington Avenue, Scranton, Pennsylvania 18503 on or before December 14, 2001.

                                  OTHER MATTERS

     The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its management at the meeting. If any other business is presented at said meeting, the proxy herein solicited will be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors, March 16, 2001.

                                       PENSECO  FINANCIAL  SERVICES  CORPORATION
                                                  Scranton, Pennsylvania   18503
                                                       OTTO P. ROBINSON, JR.
                                                               President

MARCH 16, 2001
NOTICE

     THE COMPANY WILL, WITHOUT CHARGE, ON WRITTEN REQUEST OF ANY PERSON WHOSE PROXY HAS BEEN SOLICITED FOR THE 2001 ANNUAL MEETING, MAIL TO SAID PERSON A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS SHOULD BE SUBMITTED TO:

                                          PATRICK SCANLON, CONTROLLER
                                          PENSECO FINANCIAL SERVICES CORPORATION
                                          150 NORTH WASHINGTON AVENUE
                                          SCRANTON, PENNSYLVANIA  18503

     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FORM 10-K, ACCOMPANIES THIS STATEMENT AND COPIES ARE AVAILABLE TO THE PUBLIC. THE ANNUAL REPORT SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT AS REQUIRED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND MAY BE OBTAINED AT ANY BRANCH LOCATION OF THE BANK, OR BY CONTACTING PATRICK SCANLON, CONTROLLER, PENSECO FINANCIAL SERVICES CORPORATION, 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA 18503. PHONE (570)346-7741 OR (800)327-0394.

                                                                      APPENDIX A

Penseco Financial Services Corporation and Penn Security Bank and Trust Company Audit Committee Charter

Purpose

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Penseco Financial Services Corporation and Penn Security Bank and Trust Company (collectively, the "Company") in fulfilling its oversight responsibilities regarding reporting of the Company's financial information to any governmental or regulatory body, the public, or other users thereof, the Company's systems of internal accounting and financial controls, legal compliance and compliance with the Company's policies as established from time to time by the Board.

Composition

     The Committee shall be comprised of not less than three members of the Board all of whom are (1) independent (as defined by the National Association of Securities Dealers listing standards) from management, (2) have no relationships with the Company that may interfere with the exercise of judgment and (3) who have a working familiarity with finance and accounting and at least one of whom shall have accounting or related financial management expertise.

Responsibilities and Duties
       The Committee shall:

Documents/Reports Reviews
-------------------------

1. Review this Charter periodically as conditions dictate, at least annually and recommend any updates to the Board.

2. Review and discuss with management and the outside independent auditors, the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and, based on such review and discussions, recommend to the Board whether the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

3. Review and discuss with management and the outside independent auditor the interim financial statements (Form 10-Q) to be filed with the Securities and Exchange Commission and any quarterly report to shareholders if the review of the outside independent auditor results in any disagreement with management regarding such interim statements.

4. Review and discuss with management and the outside auditors the matters required to be reported under the American Institute of Certified Public Accountants' Statement of Auditing Standards No. 61 and also the management letter.

5. Review and discuss with the internal auditor and management the internal audit reports produced by the internal auditing department and management's response thereto.

Outside Auditors
----------------

6.   Evaluate and recommend to the Board,  the selection or  replacement  of the
     outside   independent   auditors   considering   their   independence   and
     effectiveness.

7. Receive from the outside independent auditor and discuss with them the disclosures required by Independence Standards Board, Standard No. 1, their relationships with the Company and their independence.

8. At least annually, consult with the outside independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and the appropriateness of accounting policies.

Internal Auditors
-----------------

9.   Review  and   recommend   to  the  Board  the   appointment,   replacement,
     reassignment or dismissal of the internal auditor.

10.  Confirm and assure the independence of the internal auditor.

11. Review and approve the audit scope and procedural plans of the internal auditor.

12. Periodically (at least quarterly) consult with the internal auditor out of the presence of management about internal controls, compliance with the laws and regulations, compliance with policies promulgated by the Board, compliance with the Company's Code of Conduct and the adequacy of the department's resources.

General Responsibilities
------------------------

13. Provide an open avenue of communication among the outside independent auditors, senior management, the internal auditing department and the Board.

14. Report to the Board all actions taken by the Committee and their appraisal of the audit efforts of the Company's outside independent auditor and internal audit departments.

15. Meet as needed with management alone to discuss any matter that the Committee or management believes should be discussed privately.

Reliance on Information and Expert Opinion
------------------------------------------

     In performing its various functions, the Committee may rely on the information, advice and opinions it receives in its discussions with management, the Company's internal auditor and the Company's outside independent auditor and it is recognized that the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification regarding the work of management, the internal auditor or outside independent auditor.



Adopted by Board of Directors

August 8, 2000